EXHIBIT 99.1
                                                             ------------

                   PRESS RELEASE DATED SEPTEMBER 10, 2003

   Newell Rubbermaid Announces New Stock Transfer Agent
   Effective September 29, 2003

   ATLANTA, September 10, 2003 - Newell Rubbermaid Inc. (NYSE: NWL) today announced that the Bank of New York (BoNY), headquartered in New York, NY, will become the stock transfer agent, registrar and dividend disbursement and reinvestment agent for Newell Rubbermaid, effective September 29, 2003. BoNY, which is not affiliated with Newell Rubbermaid in any other way, has been providing leadership in efficient stock transfer services to corporate clients for more than 60 years.

   Shareholders are asked not to contact the Bank of New York until Monday, September 29, 2003. Shareholders may continue to contact Newell Rubbermaid's current stock transfer agent and registrar, EquiServe, through Friday, September 26, 2003 for any shareholder related questions.

   During and after September 29, 2003, shareholders may contact The Bank of New York in several ways:

   By Phone:

        The Bank's Customer Service Representatives can be reached at 1-800-432-0140 between the hours of 8 a.m. and 8 p.m. eastern standard time, Monday through Friday.

   By Website:

        www.stockbny.com

   By Email:

        Email Address: shareowner-svcs@bankofny.com

   By Mail:

        Address Shareholder Inquiries To:
             The Bank of New York
             Shareholder Relations Department - 8W
             P. O. Box 11258
             Church Street Station
             New York, NY 10286

        Send Certificates For Transfer and Address Changes To:
             The Bank of New York
             Receive and Deliver Department - 11W
             P. O. Box 11002
             Church Street Station
             New York, NY 10286

   Newell Rubbermaid Inc. is a global marketer of consumer products with 2002 sales of over $7 billion and a powerful brand family including Sharpie{R}, Paper Mate{R}, Parker{R}, Waterman{R}, Colorific{R}, Rubbermaid{R}, Stain Shield , Blue Ice{R}, TakeAlongs{R}, Roughneck{R}, Brute{R}, Calphalon{R}, Little Tikes{R}, Graco{R}, Levolor{R}, Kirsch{R}, Shur-Line{R}, BernzOmatic{R}, Goody{R}, Vise-







   Grip{R}, Quick-Grip{R}, IRWIN{R}, Lenox{R}, and Marathon{R}. The company is headquartered in Atlanta, Georgia and employs approximately 43,000 people worldwide.